Letter of Transmittal




October 11, 2001, 2001

VIA EDGAR

U.S. Securities and Exchange Commission
Washington, DC  20549

Re:  Synergy Media, Inc.

Dear Sir or Madam:

     Please find enclosed the Current Report on Form 8-K for Synergy Media, Inc. If you have any questions or require anything further, please call the undersigned at (402) 334-5556.

Very truly yours,


/s/ Judy Sundberg


                   8-K
            Current Report

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported): October 10, 2001

                             SYNERGY MEDIA, INC.
             (Exact name of registrant as specified in its charter)





Nevada	                  33-128	             47-0777141
----------                     --------                 ----------
(State or other              (Commission File         (I.R.S. Employer
jurisdiction of                  Number)         Identification Number)
incorporation or
organization)

                     13314 "I" Street, Omaha, Nebraska 68137
               (Address of principal executive offices) (ZIP Code)






               Registrant's telephone number, including area code:
                                 (402) 334-5556

Item 5.   Other Events

On October 10, 2001, the Registrant entered into a product
Distribution agreement with karnaLLC and its shareholders. The document is attached:

Synergy Media, Inc.
13314 I Street
Omaha, NE  68137



October 10, 2001

Mr. Steve Rosen
Chairman
karna LLC
15910 California Street
Omaha, NE  68118-2232

Mr. John P. Raynor
10110 Nicholas Street
Suite 102
Omaha, NE  68114

Ms. Sandra Goldberg
2016 Pacific Avenue, #406
San Francisco, CA 94109

Dear Steve, John and Sandi:

Thank you for taking the time to get acquainted at lunch yesterday. Based upon our meetings and telephone conversations, I believe there is a fine opportunity for collaboration between karna LLC and Synergy Media, Inc. ("Synergy".) Specifically, this letter sets forth the basic terms and conditions associated with Synergy acting as the exclusive worldwide distributor of the Razer Boomslang computer input device.

While this letter is focused on distribution of the Razer product, it is understood that both parties desire to enter into a subsequent far-reaching agreement that would meld the entire karna LLC organization with Synergy. We anticipate that such a business combination would lead to karna LLC shareholders owning approximately 40% of the total enterprise based upon the pro forma number of shares outstanding upon the completion of the existing transaction. This of course may change as a result of Synergy issuing additional shares for funding and other purposes related to the success of this venture. Our goal would be to complete this second transaction within a reasonable period of time (before the introduction of the Mamba to the market). The second transaction would be conditioned upon reaching an accord and satisfaction with all of karna's creditors that is satisfactory to Synergy, in its sole and absolute discretion.


Mr. Steve Rosen
Mr. John P. Raynor
Ms. Sandra Goldberg
October 10, 2001
Page 2


Under the initial distribution agreement, Synergy would become the exclusive worldwide distributor of the Razer
Boomslang product in perpetuity. Synergy would undertake all aspects of operating the business involving distribution of the Razer Boomslang, including:

 Advertising
 Marketing
 Warehousing
 Customer Service
 Product Warranty
 Accounting & Finance
 Outsourced Manufacturing
 Quality Control
 Research & Development
 Engineering & Design
 Fulfillment

In consideration for supporting the distribution agreement, karna LLC and its shareholders would receive consideration as follows:

karna LLC - Royalty equal to 5% of the net revenue on all Razer Boomslang sales. (Net revenue is defined as gross sales less returns.)

karna LLC shareholders - 7 million shares of Synergy common stock (representing approximately 10% of current shares and equivalents outstanding on a fully diluted basis).

It is our understanding that the Razer Boomslang will continue to be produced in Taiwan by RF-Link. The initial order that can be supplied is for 8,100 units (5,000
2000 dpi and 3,100 1000 dpi) at an average cost of $25
per unit, plus a one-time tooling charge of $800 to improve the reliability of the 2000 dpi index.
We will plan to remit payment upon placing the order for 30% of the cost with the balance in an irrevocable
Letter-of-Credit. Subject to obtaining better market information, we anticipate obtaining an additional
5,000 units per month for the following 6 months onward.

This distribution agreement shall be entered into on an "as-is" basis. Synergy is fully aware of the difficult financial condition of karna LLC. It is our understanding that any or all of the creditors could undertake certain actions that might interfere with the contemplated distribution agreement.

Mr. Steve Rosen
Mr. John P. Raynor
Ms. Sandra Goldberg
October 10, 2001
Page 3


If the general terms of this agreement are acceptable, please sign below. Signing below constitutes consent to a binding agreement. This agreement shall be governed by the laws of Nebraska.

Sincerely,



/S/
Michael S. Luther
Chairman

Please indicate your acceptance of the proposed terms be signing below.



/S/___________________________________
Steve Rosen



/S/___________________________________
John Raynor



/S/___________________________________
Sandra Goldberg





                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                SYNERGY MEDIA, INC.



                                By:/s/ Michael S. Luther
                                Michael S. Luther
                                Chief Executive Officer

Date: October 11, 2001